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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
    BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
    BlackRock Global Long Short Credit Fund - High Yield Sleeve (BRGC-HY) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
    BlackRock Corporate High Yield Fund, Inc. (HYT)
    : Brighthouse Funds Trust I - BlackRock High Yield Portfolio (MIST-HY) AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
    BlackRock Core Bond Trust - High Yield (BHK-HYLD)
    BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    10-30-2017
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Consol Mining Corp (2025)

Selling Underwriter        J.P. Morgan Securities LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     J.P. Morgan Securities LLC, Merill Lynch, Pierce,,
                           Fenner & Smith Incorporated, Credit Suisse
                           Securities (USA), LLC, Citigroup Global Markets
                           Inc., PNC Capital Markets LLC, Goldman Sachs & Co.
                           LLC, The Huntington Investment Company, Stifel,
                           Nicolaus & Company Incorporated, Clarksons Platou
                           Securities, Inc., Seaport Global Securities LLC,
                           FBR Capital Markets & Co.
TRANSACTION DETAILS

Date of Purchase           10-30-2017

Purchase Price/Share
(PER SHARE / % OF PAR)     $100  Total Commission, Spread or Profit        2.0%

1.  Aggregate Principal Amount Purchased (a+b)                      $65,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)    $34,460,000

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


    b.  Other BlackRock Clients                                  $ 30,540,000

2.  Aggregate Principal Amount of Offering                       $300,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.216

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:   11-13-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Betsy Mathews                     Date:   12-20-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


DEFINITIONS

TERM                                    DEFINITION
Fund Ratio                              Number appearing at the bottom of page
                                        1 of 2 of the Rule 10f-3 Report form.
                                        It is the sum of the Funds'
                                        participation in the offering by the
                                        Funds and other accounts managed by
                                        BlackRock divided by the total amount
                                        of the offering.

Eligible Foreign Offering               The securities are sold in a public
                                        offering conducted under the laws of a
                                        country other than the United States
                                        and

                                        (a) the offering is subject to
                                            regulation in such country by a
                                            "foreign financial regulatory
                                            authority," as defined in
                                            Section 2(a)(50) of the Investment
                                            Company Act of 1940;

                                        (b) the securities were offered at a
                                            fixed price to all purchasers in
                                            the offering (except for any
                                            rights to purchase securities that
                                            are required by law to be granted
                                            to existing security holders of
                                            the issuer);

                                        (c) financial statements, prepared and
                                            audited as required or permitted
                                            by the appropriate foreign
                                            financial regulatory authority in
                                            such country, for the two years
                                            prior to the offering, were made
                                            available to the public and
                                            prospective purchasers in
                                            connection with the offering; and

                                        (d) if the issuer is a "domestic
                                            issuer," i.e., other than a
                                            foreign government, a national of
                                            any foreign country, or a
                                            corporation or other organization
                                            incorporated or organized under
                                            the laws of any foreign country,
                                            it (1) has a class of securities
                                            registered pursuant to section
                                            12(b) or 12(g) of the Securities
                                            Exchange Act of 1934 or is
                                            required to file reports pursuant
                                            to section 15(d) of that act, and
                                            (2) has filed all the material
                                            required to be filed pursuant to
                                            section 13(a) or 15(d) of that act
                                            for a period of at least 12 months
                                            immediately preceding the sale of
                                            securities (or for such shorter
                                            period that the issuer was
                                            required to file such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                           DEFINITION
Eligible Municipal Securities  The securities:

                               (a) are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                               (b) are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and

                               (c) either

                                   (1) are subject to no greater than moderate
                                       credit risk; or

                                   (2) if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering    The securities are sold in an offering where

                               (a) the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;

                               (b) the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                               (c) the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.